As filed with the Securities and Exchange Commission on May 3, 2002

                                       Registration No. 333-_______

               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549
                          -------------

                            FORM S-3
                     REGISTRATION STATEMENT
                              UNDER
                   THE SECURITIES ACT OF 1933
                       ------------------
                           CADIZ INC.
     (Exact name of registrant as specified in its charter)

       Delaware                                    77-0313235
 (State or jurisdiction of                      (I.R.S. Employer
incorporation or organization)                 Identification No.)
                     100 Wilshire Boulevard
                           Suite 1600
               Santa Monica, California 90401-1111
                         (310) 899-4700

(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                     Jennifer Hankes Painter
               Vice President and General Counsel
                     100 Wilshire Boulevard
                           Suite 1600
               Santa Monica, California 90401-1111
                         (310) 899-4700

(Name, address, including zip code, and telephone number, including area code, of agent for service)
                       ------------------

                  Copies of communications to:
                   Howard J. Unterberger, Esq.
                   Christina Lycoyannis, Esq.
                        Miller & Holguin
              1801 Century Park East, Seventh Floor
                  Los Angeles, California 90067
                         (310) 556-1990
                       ------------------

Approximate date of commencement of proposed sale to the public:
 From time to time after the effective date of this Registration
                            Statement

   If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: / /

   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /


                 CALCULATION OF REGISTRATION FEE
                                       Proposed   Proposed
  Title of Each                        Maximum    Maximum
  Class of         Amount              Offering   Aggregate  Amount of
  Securities to    to be               Price      Offering   Registration
  be Registered    Registered          Per Unit   Price      Fee
  ---------------- ------------------  ---------- --------   ----------
  Common Stock,
   Par Value
  $0.01 Per Share  1,500,000 Shares(1) $ 10.19(2) $15,285,000 $1,406.22

  Warrants for
   the Purchase
   of Common
   Stock           250,000 Warrants(3)
================================================================

(1) The shares of common stock which may be offered by the selling securityholder pursuant to this registration statement include but are not limited to: (i) up to 250,000 shares of common stock issuable upon the exercise of warrants and (ii) up to 1,250,000 shares of common stock issuable upon the conversion of up to $10,000,000 of Cadiz'
     indebtedness.   In accordance with Rule 416 of Regulation C
     under the Securities Act of 1933, this registration statement also covers any additional shares of common stock issued or issuable to the selling securityholder as a result of a stock split, stock dividend or similar transaction.

(2) Estimated solely for the purpose of calculating the registration fee, and based, pursuant to Rule 457(c), on the average of the high and low prices of the Registrant's common stock as reported by the Nasdaq National Stock Market for April 29, 2002, which date is within five business days prior to the initial filing date of this registration statement.

(3) No fee for registration of the warrants is required by virtue of the last sentence of Rule 457(g).

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.


PROSPECTUS

               DATED May 3, 2002, SUBJECT TO COMPLETION

                           CADIZ INC.
WARRANTS FOR THE PURCHASE OF 250,000 SHARES OF COMMON STOCK AND COMMON STOCK
  UNDERLYING WARRANTS AND 1,250,000 ADDITIONAL SHARES OF COMMON STOCK

     The selling securityholder is offering and selling:

       * warrants to purchase 250,000 shares of common stock and 250,000 shares of common stock issuable upon the exercise of these warrants; and

       * 1,250,000 additional shares of common stock issuable upon conversion of up to $10 million of Cadiz' indebtedness.

     We issued the 250,000 warrants to the selling securityholder in a private transaction exempt from the registration requirements of the Securities Act of 1933. We issued these warrants to the selling securityholder as partial consideration to induce an indirect affiliate of the selling securityholder to extend until January 31, 2003 the due date of $15 million of previously outstanding loans from this affiliate to Cadiz. In March 2002, we obtained $10 million in additional loans from the same lender which are convertible into common stock at a conversion rate of $8 per share, at the lender's option. The resale by the selling securityholder of up to 1,250,000 shares of common stock issuable upon conversion of this indebtedness is also registered under this
prospectus.   We do not know when or how the selling
securityholder intends to sell its shares or warrants or what the price, terms or conditions of any sales will be. The selling securityholder may sell the shares or warrants directly or through underwriters, dealers or agents, who may receive compensation.
The selling securityholder may sell the shares or warrants in privately negotiated transactions and may also sell the shares in market transactions. Cadiz will not receive any proceeds from the sale of the shares or warrants by the selling securityholder. However, Cadiz will receive the exercise price of the warrants if and when they are exercised, unless the warrants are exercised pursuant to a "cashless exercise" provision. Half of the warrants entitle the holders to purchase common stock at an initial exercise price per share of $8.80. The remaining warrants are exercisable at an initial exercise price per share of $8.73.

     Cadiz' common stock is traded on the Nasdaq National Stock
Market System under the symbol "CLCI". On May 2, 2002, the last reported sale price of our common stock on Nasdaq was $10.67.

                        ----------------

     AN INVESTMENT IN THESE SECURITIES IS RISKY. YOU SHOULD PURCHASE THESE SECURITIES IF YOU CAN AFFORD TO LOSE YOUR ENTIRE INVESTMENT. PLEASE SEE THE RISK FACTORS BEGINNING ON PAGE 1 TO READ ABOUT CERTAIN FACTORS YOU SHOULD CONSIDER BEFORE BUYING SHARES OF COMMON STOCK OR WARRANTS TO PURCHASE COMMON STOCK.

                      ------------------

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR  ANY STATE
 SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE
 SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS
 PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

        The date of this prospectus is___________, 2002.

                        TABLE OF CONTENTS

                                                             Page

Notice About Forward Looking Statements. . . . . . . . . . . . 1

About Cadiz and Sun World. . . . . . . . . . . . . . . . . . . 1

Risk Factors. . . . . . . . . . . . . . . . . . . . . . . . . .1

Description of Securities. . . . . . . . . . . . . . . . . . . 6

Use of Proceeds. . . . . . . . . . . . . . . . . . . . . . . . 8

Sales by Selling Securityholder. . . . . . . . . . . . . . . . 8

Plan of Distribution. . . . . . . . . . . . . . . . . . . . . 10

Legal Matters. . . . . . . . . . . . . . . . . . . . . . . . .11

Experts. . . . . . . . . . . . . . . . . . . . . . . . . . . .11

Where You Can Find More Information. . . . . . . . . . . . . .11

                          Page i

             NOTICE ABOUT FORWARD-LOOKING STATEMENTS

     Information presented in this prospectus, and in other documents which are incorporated by reference in this prospectus under the section of this prospectus entitled "Where You Can Find More Information," that discusses financial projections, information or expectations about our business plans, results of operations, products or markets, or otherwise makes statements about future events, are forward-looking statements. Forward-looking statements can be identified by the use of words such as "intends," "anticipates," "believes," "estimates," "projects," "forecasts," "expects," "plans," and "proposes." Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions, there are a number of risks and uncertainties that could cause actual results to differ materially from these forward-looking statements. These include, among others, the cautionary statements in the "Risk Factors" section of this prospectus beginning on page 1. These cautionary statements identify important factors that could cause actual results to differ materially from those described in the forward-looking statements. When considering forward-looking statements in this prospectus, you should keep in mind the cautionary statements in the "Risk Factors" section and other sections of this prospectus, and other cautionary statements in documents which are incorporated by reference in this prospectus and listed in "Where You Can Find More Information" on page 11.

                    ABOUT CADIZ AND SUN WORLD

     Cadiz' primary businesses consist of water resource management and agricultural operations on both a domestic and international scope. Our assets encompass landholdings with high-quality groundwater resources and agricultural properties located throughout central and southern California with valuable water rights. We believe that our access to water provides us with a competitive edge both as a major agricultural concern and as a supplier of water.

     Our wholly-owned subsidiary, Sun World International, Inc., is one of the largest developers, growers, packers and marketers of proprietary fruits and vegetables in California. Sun World also adds valuable water rights to our existing water resource management operations. We also hold properties that are underlain by high-quality groundwater resources with potential for water storage and supply programs, and agricultural, municipal, recreational and industrial development. We expect to utilize our resources to participate in a broad variety of water storage and supply, transfer, exchange and conservation programs with public agencies and other parties.

     We continually seek to develop and manage our water and agricultural resources for their highest and best uses. We also continue to evaluate acquisition opportunities which are complementary to our current portfolio of water and agricultural resources.

     Our principal executive offices are located at 100 Wilshire
Boulevard, Suite 1600, Santa Monica, California 90401-1111 and our telephone number is (310) 899-4700.

                          RISK FACTORS

     An investment in shares of Cadiz common stock or warrants to purchase shares of Cadiz common stock involves a high degree of risk. You should carefully consider the following factors as well as the other information contained and incorporated by reference in this prospectus before deciding to invest.

     WE HAVE A HISTORY OF OPERATING LOSSES AND MAY NEVER ACHIEVE AND MAINTAIN PROFITABILITY UNLESS WE SUCCESSFULLY IMPLEMENT OUR WATER DEVELOPMENT PROGRAMS. Our net losses were $8.6 million for the year ended December 31, 1999, $22.5 million for the year ended

December 31, 2000 and $25.7 million for the year ended
December 31, 2001. We have derived substantially all of our revenues to date from our agricultural operations as conducted through our Sun World subsidiary. Until such time, if ever, as we generate significant revenues from our water development programs, our consolidated results of operations will be largely dependent upon the results of our agricultural operations. We may never become profitable unless we are able to successfully implement our water development programs. If we do become profitable, we may not be able to remain profitable.

     FACTORS OUTSIDE OF OUR CONTROL CAN AFFECT THE PROFITABILITY OF OUR AGRICULTURAL OPERATIONS. As a result, we cannot assure you that our agricultural operations will be commercially profitable. Numerous factors can affect the price, yield and marketability of our crops. Crop prices may vary greatly from year to year as a result of the relationship between production and market demand. For example, the production of a particular crop in excess of demand in any particular year will depress market prices, and inflationary factors and other unforeseeable economic changes may also, at the same time, increase our operating costs. Adverse weather conditions, insects, blight or other diseases, labor boycotts or strikes and shortages of competent laborers could also affect the profitability of our agricultural operations, as could changes in governmental policies and industry production levels.

     IF WE DO NOT RECEIVE THE APPROVAL OF GOVERNMENTAL REGULATORS, WE WILL NOT BE ABLE TO IMPLEMENT OUR WATER DEVELOPMENT PROGRAMS. Groundwater development, and the export of surplus groundwater for sale to single entities such as public water agencies, are not subject to regulation by existing statutes, other than general environmental statutes applicable to all development programs. We are in the process of obtaining the required federal and local regulatory approvals for the Cadiz Groundwater and Dry-Year Supply Program, one of our water development programs. We sometimes refer to the Cadiz Groundwater and Dry-Year Supply Program in this prospectus as the "Cadiz Program". Under the proposed terms of the Cadiz Program, during wet years, the Metropolitan Water District of Southern California will store surplus Colorado River water in the aquifer system underlying our property and during dry years, the stored water, together with indigenous ground water, will be extracted and delivered by pipeline to Metropolitan's service area. We cannot assure you that we will be successful in obtaining the necessary approvals for this program by our target of the second quarter of 2002 or at all. Even if we obtain these approvals, we cannot assure you that the Cadiz Program will become operational, if at all, by our target of 18 to 24 months after we obtain these approvals. Nor can we assure you that we will be able to receive regulatory approvals for, or successfully implement, any of our other water development programs.

     IF WE DO NOT REACH A FINAL AGREEMENT WITH THE METROPOLITAN WATER DISTRICT OF SOUTHERN CALIFORNIA, WE WILL NOT BE ABLE TO IMPLEMENT THE CADIZ PROGRAM. In July 1998, Cadiz and Metropolitan approved "principles," or outline terms, for a 50-year agreement governing the Cadiz Program. Following extensive negotiations, Cadiz and Metropolitan further refined the "principles" to reach agreement on the basic economic terms of the program and allocate responsibilities under the program. Metropolitan's board of directors approved these definitive terms in April 2001. These definitive terms will serve as the basis for a final agreement to be executed by Cadiz and Metropolitan. Metropolitan will not enter into a final agreement with Cadiz until Cadiz receives the required approvals from federal and state regulators. As discussed in the preceding paragraph, we cannot assure you that we will be able to obtain the required approvals. Even if we do obtain the required approvals, we cannot assure you that we will be able to reach agreement with Metropolitan on the final terms of the Cadiz Program.

     LITIGATION BY ENVIRONMENTAL GROUPS MAY DELAY OR PREVENT THE IMPLEMENTATION OF OUR WATER DEVELOPMENT PROGRAMS. If we are successful in obtaining the necessary approvals from environmental regulators to implement our water development programs, including the Cadiz Program, we may face challenges from environmental groups and other opponents of our water development programs. If these groups commence litigation after governmental regulators approve the Cadiz Program, we may be delayed or even prevented from implementing our water development programs.

     IF WE CANNOT OBTAIN ADDITIONAL FINANCING TO FUND DESIGN AND CONSTRUCTION COSTS, WE MAY NOT BE ABLE TO IMPLEMENT OUR WATER DEVELOPMENT PROGRAMS. As we continue to pursue our business strategy, we will require additional financing in connection with our water development programs and construction of those programs. Under currently negotiated terms, Cadiz and Metropolitan will equally share the responsibility for funding the design, construction and implementation costs of the capital facilities for the Cadiz Program. We are analyzing alternatives for funding our 50% share of the estimated $150 million cost of the program capital facilities. These funding alternatives include long-term financing arrangements and utilizing monies we expect to receive from Metropolitan for its initial purchase of indigenous groundwater or storage rights. If we are unable to obtain funding for our share of the cost from any of these alternative sources, then the Cadiz Program will not go forward. If the Cadiz Program does not go forward, then we may never become profitable. We cannot assure you that we will be able to finance the costs of implementing the Cadiz Program or any of our other water development programs.

     WE MAY NOT BE ABLE TO MAKE TIMELY PAYMENTS OF PRINCIPAL AND INTEREST ON OUR INDEBTEDNESS, WHICH MAY RESULT IN A FORECLOSURE ON OUR ASSETS. If we cannot generate sufficient cash flow to make timely payments of principal and interest on our indebtedness, or if we otherwise fail to comply with the terms of agreements governing our indebtedness, we may default on our obligations. If we default on our obligations, our lenders may sell off the assets that we have put up as collateral. This, in turn, may result in a cessation or sale of our operations.

     As of March 31, 2002, Cadiz and Sun World had indebtedness outstanding to third parties of $35.1 million and $7.3 million, respectively, under various term loans and revolving credit facilities. Sun World also has $115 million of 11-1/4% First Mortgage Notes due April 15, 2004. The assets of Cadiz and Sun World have been put up as collateral to secure the payment of the Cadiz and Sun World debt. Cadiz' term loans and revolving credit facility are secured by its real property and water rights,
except for property and rights owned by Sun World.   The Sun
World mortgage notes are secured by a first lien on the assets of Sun World and its subsidiaries, other than growing crops, crop inventories and accounts receivable, which secure the Sun World revolving credit facility. The Sun World mortgage notes are also secured by the stock of Sun World held by Cadiz.

     IF OUR EXISTING CREDIT FACILITIES EXPIRE OR ARE INSUFFICIENT TO MEET OUR NEEDS, WE MAY NOT BE ABLE TO SECURE FINANCING FROM NEW LENDERS TO FUND OUR DAY-TO-DAY AGRICULTURAL OPERATIONS AND IMPLEMENT OUR WATER DEVELOPMENT PROGRAMS. Cadiz and Sun World currently rely on two revolving credit facilities under which they can borrow, collectively, $55 million to meet their working capital needs. $27.9 million was outstanding under these revolving credit facilities as of March 31, 2002. These revolving credit facilities and $15.9 million of the two company's term loans are scheduled to expire or mature at various times through January 31, 2003. If our current lenders do not renew our loan facilities, we may not be able to obtain credit elsewhere. Even if our current lenders renew our existing loan facilities, we cannot assure you that these lenders will give us additional credit should we need it.

     THE PROPOSED COMBINATION OF OUR SUN WORLD SUBSIDIARY WITH KINGDOM AGRICULTURAL HOLDING COMPANY (KADCO) MAY NOT OCCUR IF NUMEROUS CONDITIONS ARE NOT MET. On January 16, 2002, we announced our agreement in principle with KADCO, a private Egyptian company owned by HRH Prince Alwaleed Bin Talal Bin Abdul Aziz Alsaud, to combine the businesses of Sun World and KADCO. Following the proposed combination, KADCO's shareholders will have a 49.75% interest in the combined business, while Cadiz will retain an ownership interest of 50.25%. The proposed combination is subject to the negotiation and execution of definitive agreements and a number of other important conditions. These include obtaining consents of governmental authorities and third parties with whom we have contracts, including our lenders.
KADCO and Sun World must also complete a "due diligence" review of the other's operations. Further, KADCO must obtain additional equity financing in order to complete the transaction. We cannot assure you that we will be successful in negotiating the final agreements with KADCO or that the proposed combination will take place.

     WE MAY NOT BE ABLE TO PRICE OUR WATER ON A COMPETITIVE BASIS IF WE DO NOT DEVELOP COST-EFFECTIVE METHODS OF CONSTRUCTING AND MAINTAINING EXTRACTION, MONITORING AND DELIVERY SYSTEMS FOR OUR SURPLUS WATER. We face competition in the development of water resources associated with our properties from several competitors, some of which have significantly greater resources than we do. Since California has scarce water resources and an increasing demand for available water, we believe that price and reliability of delivery are the principal competitive factors affecting transfers of water in California. We cannot assure you that we will be successful in developing cost-effective methods of constructing and maintaining delivery systems for our surplus water.

     IF CURRENT WATER QUALITY STANDARDS CHANGE, OUR COST OF COMPLYING WITH THESE STANDARDS MAY INCREASE SIGNIFICANTLY AND AS A RESULT WE MAY NOT BE ABLE TO SELL OUR WATER TO WATER AGENCIES AT PROFITABLE OR COMPETITIVE PRICES. Both the U.S. Environmental Protection Agency and the California Department of Health Services enforce regulations governing water quality standards and maximum contaminant levels. These regulations affect water agencies that supply water directly to consumers and that may buy or lease water from us. If current standards for contaminants such as arsenic and chromium-6 are revised in the future, our cost of complying with these standards may increase significantly, and we may not be able to sell our surplus water and water rights to these water agencies at profitable or competitive prices.

     FACTORS OUTSIDE OF OUR CONTROL MAY DELAY OR PREVENT THE
IMPLEMENTATION OF OUR WATER DEVELOPMENT PROGRAMS. Factors which may delay or prevent the implementation of our water development programs include:

     *    Unforeseen technical difficulties and construction delays;

     *    Cost increases;

     *    Hydrologic risks of variable water supplies;

     * Risks presented by allocations of water under existing and prospective priorities; and

     * Risks of adverse changes to U.S. federal, state and local laws, regulations and policies.

If any of the events listed above occurs, we cannot assure you that we will be able to implement our water development programs on schedule or at all.

     IF WE ARE UNABLE TO CREATE SUFFICIENT MARKETPLACE DEMAND FOR OUR HIGH QUALITY TRADEMARKED BRANDS OF PRODUCE, OUR AGRICULTURAL BUSINESS MAY BECOME MORE VULNERABLE TO PRICE COMPETITION AND OUR SALES MAY BE REDUCED. The agricultural business is characterized by a limited number of large international food companies, as well as a large number of smaller independent growers and grower cooperatives, including numerous growers from Mexico. No single competitor has a dominant market share in the agricultural industry due to the regionalized nature of these businesses. In order to compete effectively, we emphasize recognition of our trademarked brands and association of these brands with high quality food products. If our marketing efforts and emphasis on the quality of our trademarked brands do not generate sufficient demand for our agricultural products, we may have to lower our prices to be competitive with other producers and our sales could be reduced.

     SEASONAL TRENDS CHARACTERISTIC OF THE AGRICULTURAL INDUSTRY CAUSE SUN WORLD'S OPERATING RESULTS TO FLUCTUATE FROM QUARTER TO QUARTER. Sun World has historically received the majority of its net income during the months of June to October following the harvest and sale of its table grape and stonefruit crops. Due to this concentrated activity, Sun World has historically incurred a loss with respect to its agricultural operations in the other months during the year.

     OUR FAILURE TO COMPLY WITH ENVIRONMENTAL REGULATIONS RELATED TO AGRICULTURAL OPERATIONS COULD RESULT IN SUBSTANTIAL CLEAN-UP COSTS AND CAUSE A DECLINE IN THE VALUE OF OUR PROPERTIES. Our agricultural operations are subject to a broad range of evolving federal, state and local environmental laws and regulations. These regulations govern how we handle, store, transport and dispense products identified as hazardous materials which are generated in the normal course of our agricultural operations.
If we do not properly comply with environmental regulations governing the handling of our hazardous materials, we may be subject to liability for the cleanup of these substances. The costs of cleanup may be substantial. Our failure to comply with these environmental regulations may also cause a decline in the value of our properties.

     OUR FAILURE TO COMPLY WITH FOOD SAFETY REGULATIONS COULD REDUCE THE PROFITABILITY OF OUR AGRICULTURAL OPERATIONS. Our agricultural operations are subject to regulations governing food safety which are enforced by the U.S. Food and Drug Administration, the U.S. Department of Agriculture and other federal, state, local and foreign environmental and health authorities. If we violate these regulations, we may be prevented from selling our agricultural products and become exposed to potential tort liability. These events could adversely affect the marketing of our agricultural products, which in turn could reduce the profitability of our agricultural operations.

     WE HAVE IMPLEMENTED ANTI-TAKEOVER PROVISIONS THAT COULD DISCOURAGE OR PREVENT AN ACQUISITION OF OUR COMPANY, EVEN IF THE ACQUISITION WOULD BE BENEFICIAL TO OUR STOCKHOLDERS, AND AS A RESULT OUR MANAGEMENT MAY BECOME ENTRENCHED AND HARD TO REPLACE. Provisions in our certificate of incorporation and bylaws could make it more difficult for a third party to acquire us, even if doing so would benefit our stockholders. These provisions include:

     * allowing our board of directors, exclusively, to fix the number of the company's board of directors;

     * allowing our board of directors, exclusively, to fill a vacancy created by an expansion of the board of directors, subject only to the rights of preferred stockholders;

     * allowing our board of directors to issue, without stockholder approval, up to 100,000 shares of preferred stock with terms set by the board of directors;

     * limiting the ability of holders of our outstanding common stock to call a special meeting of our stockholders; and

     * preventing stockholders from taking actions by written consent and requiring all stockholder actions to be taken at a meeting of our stockholders.

Each of these provisions, as well as selected provisions of Delaware law, could discourage potential takeover attempts, could adversely affect the market price of our common stock and could cause our management to become entrenched and hard to replace.
In addition, we have adopted a stockholder rights plan that, along with the provisions of our Certificate of Incorporation and bylaws, may have the effect of discouraging transactions involving a change of control of our company.

     THE SALE OF SHARES COVERED BY THIS PROSPECTUS AND FUTURE SALES OF COMMON STOCK COULD REDUCE THE MARKET PRICE OF OUR COMMON STOCK PRICE AND DILUTE OUR EARNINGS PER SHARE. The registration for resale of common stock under this prospectus increases the number of outstanding shares of our common stock eligible for resale. The sale, or availability for sale, of these shares could cause decreases in the market price of our common stock, particularly in the event that a large number of shares were sold in the public market over a short period of time. Similarly, the perception that additional shares of our common stock could be sold in the public market in the future, could cause a reduction in the trading price of our stock. As of March 31, 2002, there were 36,230,241 shares of common stock and the following securities convertible into common stock outstanding, not including the common stock and warrants covered by this prospectus:

     * 1.8 million employee stock options, the common shares underlying which have been registered on registration statements on Form S-8;

     * 1,240,000 vested warrants outstanding;

     * 817,325 deferred stock units;

     * our Series D Convertible Preferred Stock convertible into
       625,000 shares of common stock; and

     * our Series E-1 and Series E-2 Convertible Preferred Stock convertible into 1.0 million shares of common stock.

An additional 542,847 shares of our common stock are available for grant under our stock option plan.

     WE ARE RESTRICTED BY CONTRACT FROM PAYING DIVIDENDS AND WE DO NOT INTEND TO PAY DIVIDENDS IN THE FORESEEABLE FUTURE. As a result, any return on investment on our common stock will depend primarily upon the appreciation in the price of our common stock. To date, we have never paid a cash dividend on our common stock. Our ability to receive distributions from Sun World's cash flow and to pay dividends in turn to our stockholders is restricted by a series of covenants in the indenture governing Sun World's $115 million of 11-1/4% First Mortgage Notes due April 15, 2004.
These covenants do not allow for the payment of dividends by us or by Sun World other than out of cumulative net income. Similar restrictions are contained in the loan documents governing Sun World's secured $30 million revolving credit facility, Sun World's $5 million unsecured term loan and Cadiz' $25 million revolving credit facility. As we have a history of operating losses, we have been unable to date to pay dividends. Even if we post a profit in future years, we currently intend to retain all future earnings for the operation of our business. As a result, we do not anticipate that we will declare any dividends in the foreseeable future.

                    DESCRIPTION OF SECURITIES

     The selling securityholder, Middenbank Curacao, N.V., is offering and selling under this prospectus:

     * warrants to purchase 250,000 shares of common stock and 250,000 shares of common stock issuable upon the exercise of these warrants; and

     * 1,250,000 shares of common stock issuable upon conversion of up to $10 million of Cadiz indebtedness held by ING
       Baring (U.S.) Capital LLC, a limited liability corporation which is indirectly affiliated with the selling securityholder.

     The description of our common stock is contained in our registration statement filed with the SEC on Form 8-A on May 8, 1984, file number 012114, as amended by reports on:

     * Form 8-K filed with the SEC on May 26, 1988, file number
       403832;

     * Form 8-K filed with the SEC on June 2, 1992, file number
       92161827; and

     * Form 8-K filed with the SEC on May 18, 1999, file number
       000-12114.

     The basic terms of the warrants being offered and sold under this prospectus are set forth in the table below:


                  Number                When the
Name of Selling   of        Exercise    Warrants Can  Expiration
Securityholder    Warrants  Price       Be Exercised  Date
----------------  -------- ------------ ------------  ----------------
Middenbank        125,000  $ 8.80       Immediately   February 1, 2005
  Curacao, N.V.            (subject to
                            adjustment)

                  125,000  $ 8.73       Immediately   April 1, 2005
                           (subject to
                            adjustment)

     The exercise price of all of the warrants described in the table will be reduced if Cadiz does not receive various regulatory approvals for the Cadiz Program and/or pay off its outstanding term and revolving loans to ING Baring (U.S.) Capital LLC, an entity indirectly affiliated with the selling securityholder, by the target dates as described in this paragraph. Specifically, if the approvals are obtained by June 30, 2002, the exercise price of the warrants will be reduced by $0.25 if all loans are not repaid by July 31, 2002 and by an additional $0.25 if all loans are not repaid by October 31, 2002. If the approvals are not obtained by June 30, 2002, the price of the warrants will be reduced by $0.75 if all loans are not repaid by July 31, 2002 and by an additional $0.75 if all loans are not repaid by October 31, 2002. The exercise price of the warrants will be reduced to $0.01 if all loans are not repaid by January 30, 2003.

     The exercise price and number of shares of common stock which may be purchased upon exercise of any of the warrants held by Middenbank Curacao, N.V., as described in the table above, are subject to "anti-dilution" adjustments in the event of any:

    * Common stock dividend or other distribution to holders of our common stock of additional shares of common stock;

    * Subdivision, reclassification or combination of our common stock;

    * Issuance to all holders of our common stock of rights or warrants to purchase shares of common stock at a price less than the market price of our common stock;

    * Distribution to all holders of our common stock of any assets or indebtedness, or subscription rights or warrants;

    * Issuance of common stock at a price less than the market price of our common stock; or

    * Issuance of securities convertible into or exchangeable for shares of common stock at a price less than the market price of our common stock.

     If any of the "dilution" events listed above occurs, the exercise price of the warrants will be adjusted according to a "weighted average" formula. That is to say, the adjusted exercise price of the warrants will be determined by multiplying the original exercise price by a fraction, the numerator of which will equal the number of shares of common stock outstanding on the date the "dilution" event occurs, and the denominator of which will equal the number of shares of common stock after the "dilution" event occurs. Whenever the exercise price of the warrants is adjusted as described above, the number of shares of common stock purchasable upon exercise of the warrants will be simultaneously adjusted. This adjustment will be made by multiplying the number of shares of common stock issuable upon exercise of the warrants immediately prior to the "dilution" event by the exercise price in effect immediately prior to the "dilution" event and dividing the product so obtained by the adjusted exercise price.

     Each of the warrants covered by this prospectus contains a "cashless exercise" provision. This provision allows the warrant holder to pay the exercise price of the warrant by accepting a number of shares of common stock equal to the number of shares of common stock appearing on the face of the warrant multiplied by a fraction, the numerator of which is the excess of the current market price of the common stock over the exercise price of the warrant, and the denominator of which is the current market price of the common stock.

                         USE OF PROCEEDS

     We will not receive any proceeds from the sale by the selling securityholder of our common stock or warrants to purchase common stock. However, we will receive an amount equal to the exercise price of the warrants if and when any of these warrants are exercised, unless a selling securityholder exercises its warrants pursuant to the "cashless exercise" provision. We intend to use the net proceeds, if any, from the exercise of the warrants for working capital and general corporate purposes. Temporarily, we may invest the net proceeds from the exercise of the warrants, if any, in high grade short term interest bearing investments.

                 SALES BY SELLING SECURITYHOLDER

     The selling securityholder is offering warrants to purchase up to 250,000 shares of Cadiz common stock and the common stock issuable upon the exercise of these 250,000 warrants, and 1,250,000 shares of common stock issuable upon conversion of up to $10 million of Cadiz' indebtedness held by an indirect affiliate of the selling securityholder. The following table sets forth, as of the date of the prospectus, the name of the selling securityholder, the number of shares of common stock and warrants to purchase common stock that the selling securityholder beneficially owns as of May 1, 2002, the number of shares of common stock and warrants to purchase common stock beneficially owned by the selling securityholder that may be offered for sale from time to time by this prospectus and the number of shares and percentage of common stock and warrants to purchase common stock to be held by the selling securityholder assuming the sale of all the common stock and warrants to purchase common stock offered by this prospectus.

     Except as indicated above, the selling securityholder has not held any position or office or had a material relationship with Cadiz or any of its affiliates within the past three years other than as a result of the ownership of Cadiz common stock, warrants to purchase Cadiz common stock and Sun World bonds. Cadiz may amend or supplement this prospectus from time to time to update the disclosure contained in this prospectus.

                 Securities                    Securities     Percentage
                 Beneficially    Securities    Beneficially   Ownership
                 Owned Prior     Offered       Owned After    After
 Securityholder  to Offering(1)  for Sale      Offering(1)(2) Offering(1)(3)
 --------------  --------------  ------------  -------------- ---------
 Middenbank
  Curacao, N.V.   2,436,864(4)   1,500,000(5)  936,864(6)      2.53%
-----------------------

(1) The number of shares in the chart reflected as being beneficially owned by the selling securityholder both prior to and after the offering contemplated by this prospectus, and the selling securityholder's percentage ownership after the offering, are based upon information determined by the selling securityholder in accordance with Rule 13d-3 of the Exchange Act and provided by the selling securityholder to Cadiz and a Schedule 13G filed by the selling securityholder and certain of its affiliates on May 1, 2002.

(2) The number of shares set forth in this column assumes the sale of all shares of common stock offered under this prospectus.

(3) The percentage ownership in the table was provided to Cadiz after being calculated by the selling securityholder in accordance with Rule 13d-3, based upon 36,230,241 shares of common stock stated by Cadiz as being outstanding as of March 31, 2002.

(4) The 2,436,864 securities beneficially owned by Middenbank Curacao, N.V. prior to this offering include the 1,500,000 securities offered for sale by the selling securityholder pursuant to this prospectus and as described in detail in Note 5, plus 936,864 additional securities as described in detail in Note 6.

(5) The 1,500,000 securities offered for sale by Middenbank Curacao, N.V., under this prospectus include warrants to purchase 250,000 shares of common stock and the common stock underlying these warrants, and 1,250,000 additional shares of common stock, all as described in the following table:


     Title Of       Number of
     Security       Securities
     Included In    Included
     This           in This     When the Securities Will Be Acquired
     Prospectus     Prospectus  by Middenbank Curacao, N.V.
     -------------  ----------  ---------------------------------------

     Warrants to    250,000     These warrants were issued to
     Purchase        warrants   Middenbank Curacao, N.V. prior to the
     Common Stock               date of this prospectus.

     Common Stock   250,000     These shares will be issued to
     (underlying     shares     Middenbank Curacao, N.V., upon the
     the warrants               exercise of the 250,000 warrants
     to purchase                described above.  The terms of
     common                     exercise are described in this
     stock)                     prospectus under the caption
                                "Description of Securities."

     Common Stock  1,250,000    These shares will be issued upon the
                    shares      conversion of up to $10 million
                                principal amount of revolving loans
                                made by ING Baring (U.S.) Capital LLC,
                                an indirect affiliate of Middenbank
                                Curacao, N.V., to Cadiz prior to the
                                date of this prospectus.

(6) These 936,864 securities consist of 825,000 warrants to purchase shares of common stock and the common stock underlying these warrants, plus 111,864 additional shares of common stock. These 936,864 securities have previously been registered on a registration statement on Form S-3 filed with the Securities and Exchange Commission on January 16, 2001, as amended. The aforementioned registration statement also registers 350,000 additional shares of common stock, which are issuable to the selling securityholder in lieu of cash payment of interest on outstanding indebtedness of Cadiz to an indirect affiliate of the selling securityholder.

                      PLAN OF DISTRIBUTION

     The shares of common stock and warrants to purchase common stock offered by this prospectus will be offered and sold by the selling securityholder named in this prospectus, by its donees or transferees, or by its other successors in interest. Cadiz has agreed to bear the expenses of the registration of the shares and warrants, including legal and accounting fees, other than fees of counsel, if any, retained individually by the selling securityholder, and any discounts or commissions payable with respect to sales of the shares and warrants.

     The selling securityholder from time to time may offer and sell the shares in transactions in the Nasdaq over-the-counter market at market prices prevailing at the time of sale. The selling securityholder from time to time may also offer and sell the shares or warrants in private transactions at negotiated prices. The selling securityholder may sell its shares and warrants directly or to or through broker-dealers who may receive compensation in the form of discounts, concessions or commissions from the selling securityholder or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both. Such compensation may be in excess of customary commissions.

     From time to time, the selling securityholder may pledge or grant a security interest in some or all of the shares or warrants which it owns. If the selling securityholder defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the shares or warrants from time to time by this prospectus (except, in some cases, if the pledgees or secured parties are broker-dealers or are affiliated with broker-dealers). The selling securityholder also may transfer and donate shares or warrants in other circumstances. Transferees and donees may also offer and sell the shares or warrants from time to time by this prospectus (except, in some cases, if the transferees or donees are broker-dealers or are affiliated with broker-dealers). The number of shares beneficially owned by the selling securityholder will decrease as and when the selling securityholder transfers or donates its shares or warrants or defaults in performing obligations secured by its shares or warrants. The plan of distribution for the shares and warrants offered and sold under this prospectus will otherwise remain unchanged, except that the transferees, donees, pledgees, other secured parties or other successors in interest will be selling securityholders for purposes of this prospectus. If we are notified that a donee, pledgee or other successor in interest of the selling securityholder intends to sell more than 500 shares of our common stock, we will file a supplement to this prospectus which includes all of the information required to be disclosed by Item 507 of Regulation S-K. Further, Cadiz will file a post-effective amendment to this registration statement upon notification of any change in the plan of distribution.

     The selling securityholder and any broker-dealers acting in connection with the sale of the shares or warrants covered by this prospectus may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act of 1933, and any commissions received by them and any profit realized by them on the resale of the shares or warrants as principals may be deemed to be underwriting compensation under the Securities Act of 1933.

     Cadiz has agreed to indemnify the selling securityholder against liabilities it may incur as a result of any untrue statement or alleged untrue statement of a material fact in the registration statement of which this prospectus forms a part, or any omission or alleged omission in this prospectus or the registration statement to state a material fact necessary in order to make the statements made not misleading. This indemnification includes liabilities that the selling securityholder may incur under the Securities Act of 1933. Cadiz does not have to give such indemnification if the untrue statement or omission was made in reliance upon and in conformity with information furnished in writing to Cadiz by the selling securityholder for use in this prospectus or the registration statement.

     Cadiz has advised the selling securityholder of the requirement for delivery of this prospectus in connection with any sale of the shares or warrants. Cadiz has also advised the selling securityholder of the relevant cooling off period specified by Regulation M and restrictions upon the selling securityholder's bidding for or purchasing securities of Cadiz during the distribution of shares or warrants.

TRANSFER AGENT

     The transfer agent for our common stock is Continental Stock
Transfer & Trust Company, New York, New York.

                          LEGAL MATTERS

     Certain legal matters in connection with the issuance of the securities offered under this prospectus will be passed upon for Cadiz by Miller & Holguin, attorneys at law, Los Angeles,
California.

                             EXPERTS

     The financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K of Cadiz for the year ended December 31, 2001 have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, independent accountants, given on the authority of that firm as experts in auditing and accounting.

               WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports, proxy and information statements and other information with the Securities and Exchange Commission. Our SEC filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file at the SEC's public reference rooms located at Room 1024, Judiciary Plaza, 450 5th Street, N.W., Washington, D.C. 20549 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. You may obtain information on the operation of the SEC's public reference rooms by calling the SEC at 1-800-SEC-0330.

     The SEC allows us to "incorporate by reference" the information we file with them. This prospectus incorporates important business and financial information about Cadiz which is not included in or delivered with this prospectus. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information.

     We incorporate by reference the following documents:

     * our Annual Report on Form 10-K for the year ended
       December 31, 2001, filed on March 28, 2002, file number
       000-12114;

     * our Proxy Statement dated April 2, 2002, filed on
       Schedule 14A on April 2, 2002;

     * our Current Report on Form 8-K dated January 16, 2002, filed on January 18, 2002, file number 000-12114;

     * our Current Report on Form 8-K dated January 31, 2002, filed on March 13, 2002, file number 000-12114;

     * the description of our common stock as set forth in our registration statement filed on Form 8-A under the Exchange Act on May 8, file number 012114, as amended by reports on:

        - Form 8-K filed with the SEC on May 26, 1988, file number
          403832;

        - Form 8-K filed with the SEC on June 2, 1992, file number
          92161827;

        - Form 8-K filed with the SEC on May 18, 1999, file number
          000-12114; and

     * future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until all of the shares offered by the selling stockholders have been sold.

     You may obtain a copy of these filings, without charge, by writing or calling us at:

                           Cadiz Inc.
               100 Wilshire Boulevard, Suite 1600
               Santa Monica, California 90401-1111
                  Attention: Investor Relations
                         (310) 899-4700

     If you would like to request these filings from us, please do so at least five business days before you have to make an investment decision.

     You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or the documents incorporated by reference is accurate as of any date other than on the front of those documents.

                             PART II

             INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     Cadiz estimates that expenses in connection with the distribution described in this Registration Statement will be as shown below. All expenses incurred with respect to the distribution, except for fees of counsel, if any, retained individually by the selling securityholder and any discounts or commissions payable with respect to sales of the shares and warrants, will be paid by Cadiz. See "Plan of Distribution."

          SEC registration fee            $  1,394
          Printing expenses                      -
          Accounting fees and expenses       4,000
          Legal fees and expenses           10,000
          Miscellaneous                          -
                                          --------
          Total                           $ 15,394
                                          ========

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the Delaware General Corporation Law permits Cadiz' Board of Directors to indemnify any person against expenses, attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding in which he is made a party because he serves or served as a director, officer, employee or agent of Cadiz or of another entity. The language of Section 145 is sufficiently broad to permit indemnification in some situations for liabilities, including reimbursement for expenses incurred, arising under the Securities Act of 1933, as amended. The statute provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise.

     Cadiz' Bylaws provide for mandatory indemnification of directors and officers of Cadiz, and those serving at the request of Cadiz as directors, officers, employees, or agents of other entities, to the maximum extent permitted by law. The Bylaws provide that this indemnification shall be a contract right between each of these persons and Cadiz.

     The subscription agreements between Cadiz and the purchasers of the securities registered for resale under this registration statement provide that Cadiz shall indemnify the purchasers for liabilities under the Securities Act of 1933 arising out of untrue statements and omissions of material fact made by Cadiz in this registration statement. The subscription agreements also provide that the purchasers similarly shall indemnify Cadiz and controlling persons of Cadiz for liabilities under the Securities Act of 1933 arising out of untrue statements and omissions of material fact made by the purchasers in this registration statement.

     Cadiz' Certificate of Incorporation provides that a director of the company shall not be personally liable to the company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:

     (1) for any breach of the director's duty of loyalty to Cadiz or its stockholders;

     (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

     (3)  under Section 174 of the Delaware General Corporation Law; or

     (4) for any transaction from which the director derived an improper personal benefit.

     Cadiz' Certificate of Incorporation provides that if the Delaware General Corporation Law is subsequently amended to authorize the further elimination or limitation of the liability of a director, then the liability of a director shall be eliminated or limited to the fullest extent permitted by the law as amended. Cadiz also has purchased a liability insurance policy which insures its directors and officers against certain liabilities, including liabilities under the Securities Act of 1933.

ITEM 16.  EXHIBITS, FINANCIAL STATEMENT SCHEDULES, AND REPORTS ON FORM 8-K.

     The following exhibits are filed or incorporated by reference as part of this Registration Statement.

    4.1 Specimen Form of Stock Certificate for Cadiz common stock(1)

    4.2   Cadiz Certificate of Designations of Series A
          Junior Participating Preferred Stock dated May 11,
          1999(2)

    4.3   Cadiz Certificate of Designations of Series D
          Preferred Stock dated December 28, 2000(3)

    4.4 Cadiz Certificate of Correction Filed to Correct the Certificate of Designations of Series D Preferred
          Stock dated December 28, 2000(3)

    4.5   Cadiz Certificate of Designations of Series E-1
          Preferred Stock dated October 22, 2001(4)

    4.6   Cadiz Certificate of Designations of Series E-2
          Preferred Stock dated November 28, 2001(5)

    4.7   Indenture dated as of April 16, 1997 among Sun
          World as issuer, Sun World and certain subsidiaries of Sun World as guarantors, and The Bank of New York, successor in interest to IBJ Whitehall Bank & Trust Company, as trustee, for the benefit of holders of 11-1/4% First Mortgage Notes due 2004 (including as Exhibit A to the Indenture, the form of the Global Note and the form of each Guarantee)(6)

    4.8   Amendment to Indenture dated as of October 9, 1997(7)

    4.9   Amendment to Indenture dated as of January 23, 1998(8)

    4.10  Form of Eighth Warrant Certificate to Purchase
          Common Stock of Cadiz issued to Middenbank Curacao,
          N.V.

    4.11  Form of Ninth Warrant Certificate to Purchase
          Common Stock of Cadiz issued to Middenbank Curacao, N.V.

    5.1 Opinion of Miller & Holguin as to the legality of the securities being registered

   23.1   Consent of PricewaterhouseCoopers LLP

   23.2 Consent of Miller & Holguin (included in its opinion filed as Exhibit 5.1)

   24.1   Power of Attorney (included on signature page)
   --------------------------

     (1)  Previously filed as an Exhibit to Cadiz' Quarterly
          Report on Form 10-Q for the quarter ended September 30, 1998 filed November 13, 1998.

     (2) Previously filed as an Exhibit to Cadiz' Current Report on Form 8-K dated May 10, 1999 filed on May 18, 1999.

     (3) Previously filed as an Exhibit to Cadiz' Current Report on Form 8-K dated December 29, 2000 filed on January 3,
          2001.

     (4)  Previously filed as an Exhibit to Cadiz' Quarterly
          Report on Form 10-Q for the quarter ended September 30, 2001 filed on November 14, 2001.

     (5)  Previously filed as an Exhibit to Cadiz' Registration
          Statement on Form S-3 (Registration Statement No. 333-
          75006) filed on December 13, 2001.

     (6)  Previously filed as an Exhibit to Amendment No. 1 to
          Cadiz' Registration Statement on Form S-1 (Registration
          Statement No. 333-19109) filed on April 29, 1997.

     (7)  Previously filed as an Exhibit to Amendment No. 2 to
          Sun World's Registration Statement on Form S-4
          (Registration Statement No. 333-31103) filed on October
          10, 1997.

     (8) Previously filed as an Exhibit to Cadiz' Annual Report on Form 10-K for the fiscal year ended December 31, 1997 filed on March 26, 1998.

ITEM 17.  UNDERTAKINGS.

(a)  The undersigned registrant hereby undertakes:

     (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i)  To include any prospectus required by section
               10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement;

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) That for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of
     1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to securityholders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                           SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Monica, State of California, on May 2, 2002.

                              CADIZ INC.
                              Registrant

                              By:  /s/ Keith Brackpool
                                   --------------------------
                                   Keith Brackpool, Chief
                                   Executive Officer

     KNOW ALL YE BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Jennifer Hankes Painter and Stanley E. Speer, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any subsequent registration statements filed by the Registrant pursuant to Rule 462(b) of the Securities Act of 1933, which relates to this Registration Statement, and to file same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                 TITLE                          DATE
--------------------      ----------------------------   --------------

/s/ Keith Brackpool       Chief Executive Officer        May 2, 2002
--------------------      Chairman of the Board
Keith Brackpool           (Principal Executive Officer)

/s/ Stanley E. Speer      Chief Financial Officer        May 2, 2002
--------------------      (Principal Financial and
Stanley E. Speer          Accounting Officer)


/s/ Dwight W. Makins      Director                       May 2, 2002
---------------------
Dwight W. Makins


/s/ Murray H. Hutchison   Director                       May 2, 2002
-----------------------
Murray H. Hutchinson


/s/ Timothy J. Shaheen     Director                      May 2, 2002
---------------------
Timothy J. Shaheen


/s/ Anthony L. Coelho      Director                      May 2, 2002
---------------------
Anthony L. Coelho


                         EXHIBITS INDEX


Exhibit No.:   Title of Document
------------  -------------------------------------------------

       4.1    Specimen Form of Stock Certificate for Cadiz common stock(1)

       4.2    Cadiz Certificate of Designations of Series A
              Junior Participating Preferred Stock dated May 11, 1999(2)

       4.3    Cadiz Certificate of Designations of Series D
              Preferred Stock dated December 28, 2000(3)

       4.4 Cadiz Certificate of Correction Filed to Correct the Certificate of Designations of Series D Preferred Stock dated December 28, 2000(3)

       4.5    Cadiz Certificate of Designations of Series E-1
              Preferred Stock dated October 22, 2001(4)

       4.6    Cadiz Certificate of Designations of Series E-2
              Preferred Stock dated November 28, 2001(5)

       4.7    Indenture dated as of April 16, 1997 among Sun
              World as issuer, Sun World and certain subsidiaries of Sun World as guarantors, and The Bank of New York, successor in interest to IBJ Whitehall Bank & Trust Company, as trustee, for the benefit of holders of 11-1/4% First Mortgage Notes due 2004 (including as Exhibit A to the Indenture, the form of the Global Note and the form of each Guarantee)(6)

       4.8    Amendment to Indenture dated as of October 9, 1997(7)

       4.9    Amendment to Indenture dated as of January 23, 1998(8)

       4.10   Form of Eighth Warrant Certificate to
              Purchase Common Stock of Cadiz issued to Middenbank
              Curacao, N.V.

       4.11   Form of Ninth Warrant Certificate to
              Purchase Common Stock of Cadiz issued to Middenbank
              Curacao, N.V.

       5.1    Opinion of Miller & Holguin as to the
              legality of the securities being registered

      23.1    Consent of PricewaterhouseCoopers LLP

      23.2 Consent of Miller & Holguin (included in its opinion filed as Exhibit 5.1)

      24.1    Power of Attorney (included on signature page)
--------------------------

 (1) Previously filed as an Exhibit to Cadiz' Quarterly Report on Form 10-Q for the quarter ended September 30, 1998 filed November 13, 1998.

 (2) Previously filed as an Exhibit to Cadiz' Current Report on Form 8-K dated May 10, 1999 filed on May 18, 1999.

 (3) Previously filed as an Exhibit to Cadiz' Current Report on Form 8-K dated December 29, 2000 filed on January 3,
       2001.

 (4) Previously filed as an Exhibit to Cadiz' Quarterly Report on Form 10-Q for the quarter ended September 30, 2001 filed on November 14, 2001.

 (5)   Previously filed as an Exhibit to Cadiz' Registration
       Statement on Form S-3 (Registration Statement No. 333-
       75006) filed on December 13, 2001.

 (6)   Previously filed as an Exhibit to Amendment No. 1 to
       Cadiz' Registration Statement on Form S-1 (Registration
       Statement No. 333-19109) filed on April 29, 1997.

 (7)   Previously filed as an Exhibit to Amendment No. 2 to Sun
       World's Registration Statement on Form S-4 (Registration
       Statement No. 333-31103) filed on October 10, 1997.

 (8)   Previously filed as an Exhibit to Cadiz' Annual Report on
       Form 10-K for the fiscal year ended December 31, 1997 filed on March 26, 1998.